SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 16, 2003

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements

None. The financial information included in this report is not required to be filed as part of this report.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

Exhibit 99.1 Sky Reports Third Quarter Earnings Per Share Up 15%

ITEM 9.	REGULATION FD DISCLOSURES/RESULTS OF OPERATIONS AND FINANCIAL CONDITION PROVIDED UNDER ITEM 12 PURSUANT TO RELEASE 34-47583

The information contained in this report is being furnished under Item 9 as provided in the Commission’s final rule; interim guidance regarding Form 8-K Item 11 and Item 12 filing requirements (Release No. 34-47583). On October 16, 2003, Sky Financial Group, Inc. issued a press release announcing its earnings for the three-month period ended September 30, 2003. A copy of this press release and related earnings tables are furnished herein as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: October 16, 2003	By:	/s/ KEVIN T. THOMPSON

Kevin T. Thompson Executive Vice President/ Chief Financial Officer